Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated June 15, 2012 with respect to the consolidated financial statements of Cardiocore Lab, Inc. and Subsidiary included in the Form 8-K/A of CardioNet, Inc. filed with the Securities and Exchange Commission on November 7, 2012. We hereby consent to the incorporation by reference of said report in the Registration Statement of CardioNet, Inc. on Form S-8 (No. 333-149800, effective March 19, 2008).

/s/ Grant Thornton LLP

McLean, Virginia

November 7, 2012